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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Thomaston Mills, Inc. of our report dated September 12, 2000, included in the 2000 Annual Report to Shareholders of Thomaston Mills, Inc.

Our audits also included the financial statement schedule of Thomaston Mills, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1997 Stock Option Plan, the 1994 Stock Option Plan, and the 1992 Stock Option Plan of Thomaston Mills, Inc. of our report dated September 12, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended July 1, 2000.


                                        Ernst & Young LLP



Atlanta, Georgia
September 14, 2000